Exhibit 99.1

GRT Announces Sale of 41-Property Office Portfolio

El Segundo, Calif. (August 29, 2022) – Griffin Realty Trust, Inc. (“GRT” or the “Company”) today announced the sale of a majority interest in a 41-property office portfolio (consisting of 53 buildings and one land parcel), which portfolio is valued at $1.132 billion, to an institutional buyer and its operating partner (the “Office Portfolio Sale”). GRT selected the properties included in the Office Portfolio Sale to align with GRT’s previously announced strategic monetization process. The portfolio includes properties with shorter weighted average lease terms and higher estimated future capital expenses in relation to the balance of GRT’s portfolio.
The following statistics reflect GRT’s wholly owned portfolio following the closing of the Office Portfolio Sale.

Statistics of GRT’s Wholly Owned Portfolio as of August 29, 2022
	Total	Office	Industrial
Number of Properties	80	57	23
RSF	21.6	10.8	10.8
Occupancy	95%	90%	100%
Weighted Average Lease Term (WALT)[1]	7.1	7.1	6.7
% Of Remaining Portfolio	100%	77%	23%
1 Weighted by annualized base rent (ABR)

Michael Escalante, GRT’s President and Chief Executive Officer commented, “We are pleased to complete this transaction which reduces debt on our balance sheet and de-risks our portfolio in consideration of current capital market conditions and the continued pressure that pandemic-related work-from-home trends are exerting on leasing demand and property valuations in the office sector. The sale of these office assets advances our recently announced strategic monetization process which is intended to provide stockholders with as much liquidity as possible amid the current capital markets environment while maximizing value. We look forward to continuing to focus on the successful execution of this strategic monetization process.”
The Company’s Net Asset Value was updated as of June 30, 2022, and is not being updated again as a result of the Office Portfolio Sale. Additional details concerning this transaction can be found on the “Investors” section of GRT’s website at grtreit.com, and in Form 8-K to be filed with the Securities and Exchange Commission.

Eastdil Secured, Goldman Sachs & Co. LLC, and BofA Securities served as financial advisors to GRT and continue to guide the Company through its strategic monetization process. DLA Piper LLP (US), King and Spalding LLP, O’Melveny, and Hogan Lovells US LLP served as legal counsel to the Company.
About Griffin Realty Trust, Inc.
Griffin Realty Trust, Inc. – America's Blue-Chip LandlordTM – is an internally managed, publicly-registered, non-traded REIT. The Company owns and operates a geographically diversified portfolio of strategically located, high-quality, corporate office and industrial properties that are primarily net leased to single tenants that the Company has determined to be creditworthy. The Company's portfolio, as of August 29, 2022, includes 80 wholly owned office and industrial properties (91 buildings), totaling 21.6 million in rentable square feet, located in 24 states, as well as an equity interest in a joint venture that owns 41 office properties.
Additional information is available at www.grtreit.com.
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Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this press release reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; the impact of the COVID-19 pandemic and resulting economic disruption on the markets in which we operate and on work-from-home trends, occupancy, rent deferrals and the financial condition of the Company’s tenants; whether any easing of the pandemic or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; whether we will continue to publish our net asset value on an annual basis, more frequently or at all; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether the strategic monetization process will maximize stockholder value; whether the spin off will be completed on the anticipated timing or at all; whether we will be successful in liquidating our remaining assets after the spin off; whether we will effect the strategic monetization process at the time and in a manner that maximizes value for the Company’s stockholders; when stockholders will receive any net proceeds in connection with the disposition of our remaining assets after the spin off; whether we will succeed in our investment objectives; whether the combination of net proceeds from the ultimate sale of your shares of the spin off company and the distribution of the net proceeds by the Company from the sale of the remaining assets will equal our current NAV; our ability to find purchasers for the remaining assets on such terms as our Board of Directors determines to be in the best interests of our stockholders; unanticipated difficulties or expenditures relating to the strategic monetization process or the pursuit of sales of our remaining assets; the response of stockholders, tenants, business partners and competitors to the announcement of the strategic monetization process; legal proceedings that may be instituted against us and others related to the strategic monetization process; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks related to the disruption of management’s attention from ongoing business operations due to pursuit of the strategic monetization process; other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” of the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this press release. Furthermore, the Company disclaims any obligation to publicly update or revise any forward- looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.